Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned directors of TXCO Resources Inc., a Delaware corporation (the “Company”), hereby constitute and appoint James E. Sigmon and P. Mark Stark, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file the Company’s registration statement or statements on Form S-8 with the Securities and Exchange Commission (the “Commission”), and any and all amendments, post-effective amendments and supplements thereto, and any amendments and supplements to any of the Company’s effective Form S-8 registration statements and any and all instruments and documents filed as a part of or in connection with said registration statement or statements or any amendments thereto, covering shares of the Company’s common stock to be issued under the Company’s 2005 Stock Incentive Plan, as amended and restated, and the Company’s 1995 Flexible Stock Plan, as amended; granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 13th day of August, 2008.

/s/ MICHAEL J. PINT
Michael J. Pint

/s/ ANTHONY TRIPODO
Anthony Tripodo

/s/ ALAN L. EDGAR
Alan L. Edgar

/s/ DENNIS B. FITZPATRICK
Dennis B. Fitzpatrick

/s/ JON MICHAEL MUCKLEROY
Jon Michael Muckleroy

/s/ JACOB ROORDA
Jacob Roorda